Earnings Release

HARRINGTON WEST ANNOUNCES SEPTEMBER 2007 QUARTER RESULTS AND
DECLARES A REGULAR QUARTERLY DIVIDEND OF 12.5 CENTS PER SHARE

October 25, 2007

Solvang, California – Harrington West Financial Group, Inc. (Nasdaq:HWFG), the holding company for Los Padres Bank, FSB (LPB) and its division, Harrington Bank, today announced that net earnings for the September 2007 quarter were $498 thousand or 9 cents per diluted share compared to $2.1 million or 38 cents per diluted share in the same quarter a year ago.  Net earnings were reduced by a pre-tax mark to market loss of $387 thousand on commercial mortgage backed securities (CMBS) total return swaps (TROR) in HWFG’s trading portfolio and a $1.9 million pre-tax write down of all $2.4 million of HWFG’s non-insured sub-prime, net interest margin (NIM) securities due to deteriorating credit quality of the underlying loans.  For the first nine months of 2007, HWFG earned net income of $3.5 million or 63 cents per diluted share compared to $6.3 million and $1.13 per diluted share in the same periods of 2006.

Core earnings after tax, using HWFG's normalized combined tax rate of 37.5% and excluding trading gains, losses, and securities’ write-downs, were $1.9 million or 34 cents per diluted share in the September 2007 quarter compared to $1.8 million or 32 cents per diluted share in the September 2006 and June 2007 quarters, increasing 6.9% in the comparable September quarters. The Board of Directors of HWFG declared a regular quarterly dividend of 12.5 cents per share payable on November 9, 2007 to holders of record on November 5, 2007.

Summary Financial Results

The results and developments in the September 2007 quarter are as follows:

—
Net interest margin was 2.95% in the September 2007 quarter, expanding 10 bps and 7 bps from the June 2007 and September 2006 quarters, respectively.  Net interest income was $8.0 million in the September 2007 quarter compared to $7.6 million in the June 2007 quarter (increasing 5.5%) and $7.7 million in the September 2006 quarter (increasing 4.4%).  Favorable funding dynamics, widening credit spreads, the positive effect from repositioning the investment portfolio in the June 2007 quarter, and growth in average earning assets drove the improvement in margin and net interest income.

—
Banking fee and other income was $1.0 million in the September 2007 quarter compared with $1.1 million in the June 2007 quarter and $931 thousand in the September 2006 quarter.  Harrington Wealth Management (HWM) fee income continues to be a dominant fee income driver, growing 11.2% over the September 2006 quarter to $238 thousand in the September 2007 quarter.

—	Operating expenses were stable at $5.7 million in the September 2007 quarter compared to $5.7 million in the June 2007 quarter and up only 3.7% over the $5.5 million of the September 2006 quarter.

—	Net loans were $766.0 million at September 30, 2007 compared to $759.4 million at June 30, 2007 and $743.3 million at September 30, 2006 (growing 3.1%).

—
Loan portfolio quality was stable, as non-performing loans and real estate owned assets were $1.9 million at September 30, 2007 compared to $1.9 million at June 30, 2007 and $1.2 million at September 30, 2006.

—
Net of $50 million in California State deposits, retail and business deposits were $775.7 million at September 30, 2007 compared with $770.9 million at June 30, 2007 and $708.5 million at September 30, 2006 (increasing 9.5%).

—
The investment portfolio was $356.7 million at September 30, 2007 versus $287.4 million and $321.5 million at June 30, 2007 and September 30, 2006, respectively, as HWFG added high quality mortgage investments in the much wider spread environment.

Financial Performance Analysis

In the September 2007 quarter, spreads on mortgage loan and related securities widened precipitously as credit conditions in the sub-prime mortgage market deteriorated and a sharp repricing of credit risk developed on almost all fixed income credit classes.  HWFG is not a program originator of sub-prime loans but does invest in investment grade sub-prime securities in a portion of its investment portfolio.  Given the historically high risk adjusted spreads, HWFG added $98.4 million of high credit quality mortgage related investments to its available-for-sale securities (AFS) portfolio, which increased to $355.3 million net of pay-downs at September 30, 2007 from $286.4 million at June 30, 2007.  The AFS portfolio had been reduced by $114.5 million over the last two years prior to this growth under a tighter spread environment.  HWFG also benefited from the widening of the short term LIBOR rates it receives on loans, securities, and interest rate swap hedges relative to its lower FHLB borrowing and deposit rates.  HWFG also added $50 million of California State deposits at approximately 50 bps under its borrowing rates in the quarter.  The combined effect of these factors plus the full quarter impact of the June 2007 quarter investment portfolio repositioning improved both net interest margin and net interest income in the September 2007 quarter over prior comparable quarters.

With this repricing of risk and widening of spreads, HWFG reinitiated a holding of commercial mortgage backed securities (CMBS) total rate of return (TROR) swaps to capitalize on the wider spreads.  A position of $70 million notional amount of AAA rated CMBS TROR swaps was added at progressively wider spread levels throughout the quarter.  This investment earns a spread (about 80 bps) between the AAA rated CMBS 8.5+ year index yield and the adjusted 10 year LIBOR swap rate on the notional amount of the swaps plus the gain or loss from the change in this spread over the holding period of six months.  For example, a 10 bps tightening or widening of this spread on $70 million notional amount of AAA CMBS results in approximately a $492 thousand gain or loss, respectively.  At September 30, 2007, spreads widened a weighted average of approximately 8 bps from initiation of the swaps, resulting in a pre-tax mark to market loss of $387 thousand loss in the September 2007 quarter. Prior to reinitiating a CMBS TROR swap position in the September 2007 quarter, HWFG had earned $5.9 million pre-tax on TROR swaps in the period from 2003 to 2006.  HWFG’s analysis of CMBS spreads continues to indicate a favorable profit opportunity, in that spreads remain wide on a historical basis and are expected to tighten.

Based on HWFG’s ongoing evaluation of its available for sale mortgage securities portfolio and the stress-testing of the cash flows on its $166.4 million of sub-prime asset backed, home equity securities for various delinquency, foreclosure, and recovery rate scenarios on the underlying loans, HWFG seeks to determine the likelihood of earning all scheduled interest and principal on these securities.  Of the $166.4 million in sub-prime securities, $75.2 million were purchased in the September 2007 quarter in order to capitalize on the extreme widening of spreads and are rated AAA or AA by one or more rating agencies.  99% of HWFG’s sub-prime securities portfolio remains rated A or higher by one or more rating agency.  During the third quarter evaluation, it was determined that all $2.4 million book value of non-insured, NIM home equity securities were impaired, and these securities were written down by $1.9 million to market value through earnings in the September 2007 quarter.  These NIM securities were purchased on average approximately 18 months ago, have paid down approximately 79% of the original principal amount, and were originally investment-grade rated.  These NIM securities earn the spread between the underlying loans and the issued securities plus other fee income.  Based on the portfolio evaluation, HWFG expects to earn all interest and principal on its other AFS mortgage investment securities; however, a more severe deterioration of the housing and credit markets, beyond stress test levels, could lead to additional write-offs.  Furthermore, with the extreme widening of spreads, the mark to market value of the AFS portfolio declined by $4.2 million on an after tax basis from June 30, 2007.  Book value per share, therefore, was $11.42 at September 30, 2007 compared to $12.08 at the same time a year ago, as earnings during the period were less than the total of the changes in market values on the AFS portfolio and cash flow swap hedges of interest rate risk and dividends declared of $.55 per share in the period.

Operating expense growth has been controlled in 2007, increasing 4.3% compared to the first nine months of 2006.  The cost of additional lenders and business development officers and higher benefit costs have been offset by lower incentive compensation, consulting fees, and marketing expenses in 2007.  In 2007, HWFG added four commercial lenders and two business development officers throughout its markets.

Loan growth has been slower over the last year at 3.1% relative to HWFG’s historical and target performance, as HWFG has maintained a cautious position on the housing and economic environment.  Competition remains robust with undisciplined pricing by some market participants.  HWFG anticipates that the spread widening, if sustained, in the securitized loan markets will eventually spill over into the banking markets, and HWFG’s loan growth will trend toward its historical and target levels of 8% to 12% over the next year.

	HWFG Net Loan Growth and Mix
	(Dollars in millions)
	September 30, 2007		December 31, 2006		September 30, 2006
Loan Type	Total	% of Total	Total	% of Total	Total	% of Total
Commercial Real Estate	$249.4	32.2%	$264.9	34.6%	$260.5	34.7%
Multi-family Real Estate	79.1	10.2%	79.9	10.4%	78.7	10.5%
Construction (1)	135.9	17.5%	112.6	14.7%	106.9	14.2%
Single-family Real Estate	119.6	15.4%	106.7	13.9%	115.1	15.3%
Commercial and Industrial Loans	114.8	14.8%	119.1	15.6%	112.1	14.9%
Land Acquisition and Development	48.5	6.3%	54.7	7.1%	50.5	6.7%
Consumer Loans	24.6	3.2%	25.3	3.3%	25.7	3.4%
Other Loans (2)	2.8	0.4%	2.2	0.4%	2.2	0.3%
Total Gross Loans	$774.7	100.0%	$765.4	100.0%	$751.7	100.0%
Allowance for loan loss	(6.3)		(5.9)		(5.9)
Deferred fees	(1.9)		(2.1)		(2.1)
Discounts/Premiums	(0.5)		(0.4)		(0.4)
Net Loans Receivable	$766.0		$757.0		$743.3

(1)  Includes loans collateralized by residential, commercial and land properties.
(2)  Includes loans collateralized by deposits and consumer line of credit loans.

A provision for loan losses of $200 thousand was recorded in the September 2007 quarter.  Although non-performing loans were stable, given the current housing market, credit conditions, and HWFG’s credit risk analysis, this provision was made.  HWFG’s loan loss allowance as a percent of loans was .82% at September 30, 2007 compared with .78% at September 30, 2006.

Net of $50 million in California State deposits received, retail and business deposits were up marginally in the September 2007 quarter over the June 2007 quarter and up 9.5% year over year.  HWFG reduced its CD pricing in the quarter after strong promotional deposit growth in the June 2007 quarter.  HWFG’s emphasis on core deposit development (business and consumer checking, savings and money market accounts) remains a key strategy.  In 2007, HWFG provided its banking centers, business developers and lending officers sales training, product tools and incentives to better capture these deposits and to lay the foundation for growth in 2008.

Closing Comments

In commenting on the September 2007 quarter, Chairman and CEO, Craig J. Cerny stated, “The credit spread dislocations of the September 2007 quarter have provided unprecedented mark to market volatility on our fixed income securities but excellent opportunities to capitalize on related profit opportunities from the wider spread environment.  Despite financial asset price volatility and some deteriorating credit fundamentals in a small portion of our investment portfolio, we believe the positive opportunities from wider spreads, as evidenced by our expanding net interest margin, will outweigh the mark to market volatility and the credit quality weakness over time.  We remain committed to our plan to diversify our market and product lines and grow core deposits, while we capitalize on the business segments that present the greatest profit opportunity.  Our franchise development also continues through the controlled build-out of our Arizona market, with three more banking centers planned over the next 18 months.”

Harrington West Financial Group, Inc. is a $1.2 billion, diversified, financial institution holding company for Los Padres Bank and its division Harrington Bank.  HWFG operates 16 full service banking offices on the central coast of California, Scottsdale, Arizona, and the Kansas City metro.  The Company also owns Harrington Wealth Management Company, a trust and investment management company with $191.1 million in assets under management or custody.

This Release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act. All of the statements contained in the Release, other than statements of historical fact, should be considered forward-looking statements, including, but not limited to, those concerning (i) the Company's strategies, objectives and plans for expansion of its operations, products and services, and growth of its portfolio of loans, investments and deposits, (ii) the Company's beliefs and expectations regarding actions that may be taken by regulatory authorities having oversight of the operation, (iii) the Company's beliefs as to the adequacy of its existing and anticipated allowances for loan and real estate losses, (iv) the Company's beliefs and expectations concerning future operating results, (v) the Company's beliefs and expectations concerning the impact of CMBS spreads on its TROR swaps as well as the impact of the deterioration in the sub-prime mortgage market on its AFS securities portfolio and (vi) other factors referenced in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in those forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct.  Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof and are not intended to give any assurance as to future results. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

For information contact: Craig J. Cerny 480/596-6555	For share transfer information contact: Lisa F. Watkins 805/688-6644

Consolidated Financial Data – Harrington West Financial Group, Inc.
(unaudited)

(In thousands, except per share data)	Quarter ended		Nine Months ended
	Sep. 30, 2007	Sep. 30, 2006	Sep. 30, 2007	Sep. 30, 2006

Interest income	$20,242	$18,978	$58,876	$54,846
Interest expense	12,200	11,275	35,529	31,642
Net interest income	8,042	7,703	23,347	23,204
Provision for loan losses	200	200	400	490
Net interest income after provision for
loan losses	7,842	7,503	22,947	22,714
Non-interest income:
Gain/loss on sale of AFS	-	-	(1,004)	(613)
Income (loss) from trading assets	(378)	150	(372)	983
Other-than-temporary loss	(1,906)	-	(1,906)	-
Other gain (loss)	-	(26)	-	(28)
Increase in cash surrender
value of insurance	209	185	616	567
Banking fee & other income	787	746	2,582	2,471
Non-interest income	(1,288)	1,055	(84)	3,380
Non-interest Expense:
Salaries and employee benefits	3,308	3,104	9,817	9,166
Premises and equipment	975	960	2,893	2,772
Insurance premiums	83	104	254	324
Marketing	84	122	314	336
Computer services	239	213	687	610
Professional fees	162	199	628	759
Office expenses and supplies	195	231	613	684
Other	703	610	1,987	1,836
Non-interest expense	5,749	5,543	17,193	16,487
Income before income taxes	805	3,015	5,670	9,607
Provision for income taxes	307	913	2,121	3,332
Net income	$498	$2,102	$3,549	$6,275

Per share:
Net income - basic	$0.09	$0.39	$0.64	$1.15
Net income - diluted	$0.09	$0.38	$0.63	$1.13
Weighted average shares used
in Basic EPS calculation	5,550,353	5,448,820	5,537,873	5,435,238
Weighted average shares used
in Diluted EPS calculation	5,642,512	5,585,527	5,641,914	5,563,214
Cash dividends	$-	$0.13	$0.55	$0.38
Book value at period-end	$11.42	$12.08	$11.42	$12.08
Tangible Book Value at period end	$10.30	$10.89	$10.30	$10.89
Ending shares	5,552,803	5,449,593	5,552,803	5,449,593

Financial ratios
Return on average assets	0.17%	0.73%	0.42%	0.74%
Return on average equity	2.97%	12.81%	6.94%	13.27%
Average equity to average
assets (leverage ratio)	5.75%	5.73%	5.99%	5.55%
Net interest margin	2.95%	2.88%	2.86%	2.86%
Efficiency ratio	63.61%	64.20%	64.77%	62.83%

Consolidated Financial Data – Harrington West Financial Group, Inc.
(unaudited)

(In thousands, except per share data)	Quarter ended		Nine Months ended
	Sep. 30, 2007	Sep. 30, 2006	Sep. 30, 2007	Sep. 30, 2006

Period averages
Total assets	$1,155,236	$1,135,802	$1,142,212	$1,138,069
Securities and trading assets	$311,510	$326,277	$299,645	$354,948
Total loans, net of allowance	$763,000	$730,840	$761,381	$704,447
Total earning assets	$1,103,848	$1,085,258	$1,089,390	$1,089,296
Total deposits	$794,246	$704,644	$754,903	$691,109
Total equity	$66,430	$65,102	$68,415	$63,211

Balance sheet
Cash and due from banks			$17,331	$16,181
Investments and Fed Funds sold			356,677	321,512
Loans, before allowance for loan losses			772,340	749,144
Allowance for loan losses			(6,308)	(5,845)
Goodwill and core deposit intangibles			6,244	6,494
Other assets			62,009	58,715
Total assets			$1,208,293	$1,146,201

Interest bearing deposits			$778,465	$654,342
Non-interest bearing deposits			47,222	54,117
Other borrowings			311,501	364,662
Other liabilities			7,667	7,225
Shareholders' equity			63,438	65,855
Total liabilities and shareholders'
equity			$1,208,293	$1,146,201

Asset quality
Non-accrual loans			$-	$-
Loans past due 90 days or more			$1,888	$99
Other real estate owned			-	1,071
Total non-performing assets			$1,888	$1,170

Allowance for losses to loans			0.82%	0.78%
Non-performing loans to total loans			0.24%	0.01%
Non-performing assets to total assets			0.16%	0.10%

Consolidated Financial Data – Harrington West Financial Group, Inc.
(unaudited)

(In thousands, except per share data)	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
	2007	2007	2007	2006	2006

Interest income	$20,242	$19,314	$19,318	$19,250	$18,978
Interest expense	12,200	11,690	11,639	11,700	11,275
Net interest income	8,042	7,624	7,679	7,550	7,703
Provision for loan losses	200	100	100	75	200
Net interest income after provision for
loan losses	7,842	7,524	7,579	7,475	7,503
Non-interest income:
Gain/(loss) on sale of AFS	-	(1,004)	-	-	-
Income (loss) from trading assets	(378)	1	4	42	150
Other-than-temporary loss	(1,906)	-	-	-	-
Other gain (loss)	-	-	-	(11)	(26)
Increase in cash surrender
value of insurance	209	206	201	178	185
Banking fee & other income	787	924	871	869	746
Non-interest income	(1,288)	127	1,076	1,078	1,055
Non-interest Expense:
Salaries and employee benefits	3,308	3,235	3,273	3,315	3,104
Premises and equipment	975	969	949	971	960
Insurance premiums	83	86	85	93	104
Marketing	84	117	113	117	122
Computer services	239	228	220	231	213
Professional fees	162	204	264	240	199
Office expenses and supplies	195	205	213	198	231
Other	703	703	577	509	610
Non-interest expense	5,749	5,747	5,694	5,674	5,543
Income before income taxes	805	1,904	2,961	2,879	3,015
Provision for income taxes	307	708	1,106	926	913
Net income	$498	$1,196	$1,855	$1,953	$2,102

Per share:
Net income - basic	$0.09	$0.22	$0.34	$0.36	$0.39
Net income - diluted	$0.09	$0.21	$0.33	$0.35	$0.38
Weighted average shares used
in Basic EPS calculation	5,550,353	5,546,653	5,516,239	5,458,397	5,448,820
Weighted average shares used
in Diluted EPS calculation	5,642,512	5,653,321	5,632,054	5,614,468	5,585,527
Cash dividends per share	$-	$0.43	$0.13	$0.13	$0.13
Book value at period-end	$11.42	$12.42	$12.48	$12.40	$12.08
Tangible Book value at period-end	$10.30	$11.28	$11.33	$11.22	$10.89
Ending shares	5,552,803	5,546,653	5,546,653	5,460,393	5,449,593

Financial ratios
Return on average assets	0.17%	0.43%	0.66%	0.68%	0.73%
Return on average equity	2.97%	6.86%	10.92%	11.66%	12.81%
Average equity to average
assets (leverage ratio)	5.75%	6.21%	6.03%	5.81%	5.73%
Net interest margin	2.95%	2.85%	2.80%	2.81%	2.88%
Efficiency ratio	63.61%	65.65%	65.07%	66.00%	64.20%

Consolidated Financial Data – Harrington West Financial Group, Inc.
(unaudited)

(In thousands, except per	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,
share data)	2007	2007	2007	2006	2006

Period averages
Total assets	$1,155,236	$1,127,078	$1,142,035	$1,143,344	$1,135,802
Securities and trading assets	$311,510	$286,013	$301,297	$316,167	$326,277
Total loans, net of allowance	$763,000	$760,855	$760,259	$748,376	$730,840
Total earning assets	$1,103,848	$1,074,255	$1,089,913	$1,092,419	$1,085,258
Total deposits	$794,246	$737,673	$732,105	$713,173	$704,644
Total equity	$66,430	$69,959	$68,880	$66,457	$65,102

Balance sheet
Cash and due from banks	$17,331	$18,524	$15,476	$21,178	$16,181
Investments and fed funds sold	356,677	287,357	290,212	310,635	321,512
Loans, before allowance for loan losses	772,340	765,506	760,355	762,947	749,144
Allowance for loan losses	(6,308)	(6,113)	(6,013)	(5,914)	(5,845)
Goodwill and core deposit intangibles	6,244	6,307	6,369	6,431	6,494
Other assets	62,009	58,925	60,001	59,196	58,715
Total assets	$1,208,293	$1,130,506	$1,126,400	$1,154,473	$1,146,201

Interest bearing deposits	$778,465	$723,652	$682,851	$677,665	$654,342
Non-interest bearing deposits	47,222	47,248	50,260	55,092	54,117
Other borrowings	311,501	282,931	316,725	347,915	364,662
Other liabilities	7,667	7,805	7,362	6,103	7,225
Shareholders' equity	63,438	68,870	69,202	67,698	65,855
Total liabilities and shareholders'
equity	$1,208,293	$1,130,506	$1,126,400	$1,154,473	$1,146,201
Asset quality
Loans past due 90 days or more	$1,888	$1,948	$95	$98	$99
Other real estate owned	-	-	-	-	1,071
Total non-performing assets	$1,888	$1,948	$95	$98	$1,170

Allowance for losses to loans	0.82%	0.80%	0.79%	0.78%	0.78%
Non-performing loans to total loans	0.24%	0.25%	0.01%	0.01%	0.01%
Non-performing assets to total assets	0.16%	0.18%	0.01%	0.01%	0.10%

Consolidated Financial Data – Harrington West Financial Group, Inc.
(unaudited)

	Three Months ended			Three Months ended
(In thousands)	September 30, 2007			September 30, 2006
	Balance	Income	Rate (6)	Balance	Income	Rate (6)
Interest earning assets:
Loans receivable (1)	$763,000	$15,130	7.91%	$730,840	$14,317	7.82%
FHLB stock	12,081	161	5.29%	14,806	205	5.49%
Securities and trading account assets (2)	317,215	4,890	6.17%	329,143	4,384	5.33%
Cash and cash equivalents (3)	11,552	61	2.09%	10,469	72	2.73%
Total interest earning assets	1,103,848	20,242	7.32%	1,085,258	18,978	6.98%
Non-interest-earning assets	51,388			50,544
Total assets	$1,155,236			$1,135,802

Interest bearing liabilities:
Deposits:
NOW and money market accounts	$97,757	$642	2.61%	$89,650	$506	2.24%
Passbook accounts and certificates
of deposit	651,325	8,058	4.91%	567,142	6,360	4.45%
Total deposits	749,082	8,700	4.61%	656,792	6,866	4.15%

FHLB advances (4)	209,752	2,570	4.86%	274,185	3,425	4.96%
Reverse repurchase agreements	50,330	357	2.78%	59,439	447	2.94%
Other borrowings (5)	25,774	573	8.70%	25,774	537	8.15%
Total interest-bearing liabilities	1,034,938	12,200	4.66%	1,016,190	11,275	4.38%
Non-interest-bearing deposits	45,164			47,852
Non-interest-bearing liabilities	8,704			6,658
Total liabilities	1,088,806			1,070,700
Stockholders' equity	66,430			65,102
Total liabilities and stockholders' equity	$1,155,236			$1,135,802
Net interest-earning assets (liabilities)	$68,910			$69,068

Net interest income/interest rate spread		$8,042	2.66%		$7,703	2.60%
Net interest margin			2.95%			2.88%
Ratio of average interest-earning assets to
average interest-bearing liabilities			106.66%			106.80%

1)	Balance includes non-accrual loans. Income includes fees earned on loans originated and accretion of deferred loan fees.
2)
Consists of securities classified as available for sale, held to maturity and trading account assets.  Excludes SFAS 115 adjustments to fair value, which are included in other non-interest earning assets.

3)	Consists of cash and due from banks and federal funds sold.
4)
Interest on FHLB advances is net of hedging costs. Hedging costs include interest income and expense and ineffectiveness adjustments for cash flow hedges. The Company uses pay-fixed, receive floating LIBOR swaps to hedge the short term repricing characteristics of the floating FHLB advances.

5)	Consists of other debt and a note payable under a revolving line of credit.
6)	Annualized.

Consolidated Financial Data – Harrington West Financial Group, Inc.
(unaudited)

	Nine Months Ended			Nine Months Ended
(In thousands)	September 30, 2007			September 30, 2006
	Balance	Income	Rate (6)	Balance	Income	Rate (6)
Interest earning assets:
Loans receivable (1)	$761,381	$45,202	7.92%	$704,447	$40,256	7.62%
FHLB stock	13,463	528	5.24%	15,678	607	5.18%
Securities and trading account assets (2)	302,550	12,934	5.70%	358,064	13,790	5.14%
Cash and cash equivalents (3)	11,996	212	2.36%	11,107	193	2.32%
Total interest earning assets	1,089,390	58,876	7.21%	1,089,296	54,846	6.72%
Non-interest-earning assets	52,822			48,773
Total assets	$1,142,212			$1,138,069

Interest bearing liabilities:
Deposits:
NOW and money market accounts	$100,742	$1,992	2.64%	$100,103	$1,603	2.14%
Passbook accounts and certificates
of deposit	606,846	22,085	4.87%	543,431	16,629	4.09%
Total deposits	707,588	24,077	4.55%	643,534	18,232	3.79%

FHLB advances (4)	228,927	8,574	5.01%	292,817	10,587	4.83%
Reverse repurchase agreements	56,432	1,167	2.73%	59,220	1,325	2.95%
Other borrowings (5)	25,774	1,711	8.75%	25,774	1,498	7.66%
Total interest-bearing liabilities	1,018,721	35,529	4.65%	1,021,345	31,642	4.12%
Non-interest-bearing deposits	47,315			47,575
Non-interest-bearing liabilities	7,761			5,938
Total liabilities	1,073,797			1,074,858
Stockholders' equity	68,415			63,211
Total liabilities and stockholders' equity	$1,142,212			$1,138,069
Net interest-earning assets (liabilities)	$70,669			$67,951

Net interest income/interest rate spread		$23,347	2.56%		$23,204	2.60%
Net interest margin			2.86%			2.86%
Ratio of average interest-earning assets to
average interest-bearing liabilities			106.94%			106.65%

1)	Balance includes non-accrual loans. Income includes fees earned on loans originated and accretion of deferred loan fees.
2)
Consists of securities classified as available for sale, held to maturity and trading account assets.  Excludes SFAS 115 adjustments to fair value, which are included in other non-interest earning assets.

3)	Consists of cash and due from banks and federal funds sold.
4)
Interest on FHLB advances is net of hedging costs. Hedging costs include interest income and expense and ineffectiveness adjustments for cash flow hedges. The Company uses pay-fixed, receive floating LIBOR swaps to hedge the short term repricing characteristics of the floating FHLB advances.

5)	Consists of other debt and a note payable under a revolving line of credit.
6)	Annualized.